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                                                                   EXHIBIT 10.19


                                Business Purpose
                          SUBORDINATED PROMISSORY NOTE

$3,500,000                                             Southfield, Michigan
                                                       Dated as of July 27, 2000



                                    1. TERMS

Principal Sum:                 Three Million Five Hundred Thousand ($3,500,000)
                               Dollars

Effective Interest Rate:       6.673% plus the Eurocurrency Margin, as defined
                               below, per annum

First Payment Date:            October 1, 2000

Due Date:                      June 30, 2003



                              2. PAYMENT PROVISIONS

         2.01. Promise to Pay. FOR VALUE RECEIVED and as provided in this Subordinated Promissory Note ("Note") the undersigned ("Debtor"), promises to pay to the order of ATLANTIC MUTUAL INSURANCE COMPANY, A NEW YORK CORPORATION, (or any holder of this Note, which collectively are referred to as "Lender") at its offices located at 3 Giralda Farms, Madison, New Jersey 07940-1044, or such other place as Lender may designate in writing, the Principal Sum together with interest as provided in this Note.

         2.02. Effective Interest Rate. The unpaid indebtedness under this Note shall be repayable to Lender in lawful money of the United States of America, and all principal indebtedness shall bear interest on the basis of a year of 360 days for the actual number of days elapsed at a rate of interest equal to the "Effective Interest Rate" before maturity or any Event of Default. In the event and so long as any Event of Default shall exist under this Note, all principal indebtedness shall bear interest at a per annum rate equal to the Effective Interest Rate, plus two (2.0%) per cent per annum (the "Default Rate"). The Default Rate shall not accrue unless and until Lender has provided written notice to Debtor that Lender has invoked the Default rate, but if Debtor has failed to provide Lender with written notice of an Event of Default (as provided in Section 7.06 (a) of this Note), then Lender shall have the right to invoke the Default Rate as of the date of occurrence of the Event of Default, and not the date of written notice that Lender has invoked the Default Rate. Interest shall accrue from the date the Lender disburses the loan proceeds, whether disbursed to the Debtor or for the benefit of Debtor.

         2.03. Eurocurrency Margin. For purposes of this Note the term "Eurocurrency Margin" shall mean the Eurocurrency Margin as set forth in
Schedule 1.1 to the Revolving Credit Agreement between Debtor and Comerica Bank, as Agent, dated as of August 3, 1999 and as amended March 27, 2000 (the "Credit Agreement"). A copy of Schedule 1.1 is attached to this Note. For purposes of this Note the term "Fixed Coverage Ratio" shall mean the Fixed Coverage Ratio as defined in the Credit Agreement. The "Effective Interest Rate" on this Note shall be adjusted on a quarterly basis based upon adjustments to the "Eurocurrency Margin." Adjustments in the Eurocurrency Margin shall be implemented on a quarterly basis and shall be given prospective effect only, effective upon the required delivery of the financial statements and certificate under Sections 7.01(b) and 7.02 hereunder, in each case establishing applicability of the appropriate adjustment, and in each case with no retroactivity or clawback. If Debtor fails timely to deliver the financial statements and certificate required under Sections 7.01(b) or 7.02, then from the date of delivery such financial statements was required until such financial statements are delivered, the Eurocurrency Margin shall be as set forth under the Level 1 column of the pricing metrics attached as Schedule 1.1.


         2.04. Initial Rate. The initial Effective Interest Rate is 9.173%.




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         2.05. Statement of Account. From time to time, Lender may furnish
Debtor with a statement of Debtor's loan account. This statement of account shall be deemed to be correct, and accepted by, and binding upon Debtor, unless Lender receives a written statement of exceptions from Debtor within thirty (30) days after the statement has been furnished to Debtor. If Lender fails to accept Debtor's notice of exceptions, then the respective Responsible Officers of Lender and Debtor shall communicate with each other, in person or by telephone, within 30 days of the statement of exceptions and, in good faith, attempt to resolve the differences with respect to the statement of account and statement of differences.

         2.06. Interest Payments. Beginning on the First Payment Date and continuing on the same day of each subsequent calendar quarter (January 1, April 1, July 1 and October 1) until the Due Date, Debtor shall pay to Lender, by wire transfer in immediately available funds, interest at the Effective Interest Rate on all principal amounts advanced by Lender from time to time and unpaid by Debtor.

         2.07. Principal Payments.

                  (a) If there are increase(s) in Revolving Credit Aggregate Commitment (as defined in Credit Agreement), then Debtor shall make a principal payment(s) on this Note in the amount of the increase(s) in the Revolving Credit Aggregate Commitment on a dollar for dollar basis until this Note has been paid in full (but only to the extent such payment(s) shall not constitute an event of default under the Credit Agreement). The provisions of this Section 2.07(a) shall apply without regard to the provisions of Section 2.07(b).

                  (b) Provided there are no increases in the Revolving Credit Aggregate Commitment, if from time-to-time Debtor has the right under the Credit Agreement to more than three million ($3,000,000) dollars in Advances (as defined in the Credit Agreement) for a period of not less than one hundred twenty (120) days, then upon the expiration of the 120 day period Debtor shall make a principal payment on this Note in an amount equal to the difference between two million nine hundred thousand ($2,900,000) dollars and the minimum Advance Debtor then has available under the Credit Agreement with Comerica Bank, as Agent, during the 120 day period.

                  (c) Debtor shall make all required principal payments by wire transfer in immediately available funds.

         2.08. Maturity. All outstanding principal, late payment charges, accrued and unpaid interest, and advances shall be due and payable on the Due Date.

         2.09. No Pre-Payment Penalty. This Note may be prepaid, in full or in part, at any time, without any prepayment fee or penalty. All partial prepayments shall be applied against the last accruing installment or amount due under this Note and no partial prepayments shall affect the obligation of Debtor to continue making all payments specified in this Note until the entire unpaid principal and all accrued interest shall have been paid in full.

         2.10. Balloon Payment. The Debtor acknowledges that the payments required under this Note may not fully amortize the indebtedness evidenced by the Note and that the final payment due at the Due Date accordingly may be a balloon payment comprising all the outstanding principal and interest then due.

         2.11. Use of Proceeds. Debtor agrees the proceeds of the loan evidenced by this Note shall be paid to Comerica Bank, as Agent, to reduce Debtor's outstanding indebtedness under the Credit Agreement, pursuant to and in accordance with "Amendment No. 1 to Revolving Credit Agreement" between Debtor and Comerica Bank, as Agent.

                              3. EVENTS OF DEFAULT

         3.01. The term "Event of Default" means any of the following: (a) any failure to pay the entire amount then due (after a grace period, without notice, of five (5) Banking Days) of any payment due from of the Debtor to Lender under this Note; (b) any default in the performance of any term, agreement, covenant or condition contained in this Note after notice and a thirty (30) day opportunity to cure, which the parties deem to be reasonable; (c) the



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failure of Debtor promptly to provide Lender with such financial and other information when requested by the Lender, but in no event more than thirty (30) days after Lender's request; (d) an Event of Default as defined in Section 9.1 of the Revolving Credit Agreement which is not cured during the applicable cure period provided by the Revolving Credit Agreement or which is not otherwise waived by the Agent (as defined in the Revolving Credit Agreement); (e) if any representation, warranty, certificate, financial statement or other information made or given by Debtor to Lender is materially incorrect or misleading or omits to state any fact necessary to keep the statements from being materially misleading; (g) if [1] the Debtor becomes insolvent or bankrupt, Debtor fails to pay its debts as they mature, or Debtor makes a general assignment for the benefit of, or entering into a composition or arrangement with, creditors; [2] procedures for the appointment of a receiver, trustee, or liquidator of Debtor or of a substantial part of its assets, are authorized or instituted by or against Debtor; or [3] proceedings under the United States Bankruptcy Code or other bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any other jurisdiction are authorized or instituted by or against the Debtor; provided, however, that if the bankruptcy or insolvency proceedings are involuntary, the Debtor shall have a period of thirty (30) days after institution of the action to obtain an order dismissing the action; (h) any judgment in excess of $500,000 issued against Debtor which shall remain outstanding and unsatisfied, unbonded or unstayed for twenty-one
(21) days after the date of entry of the judgment; (i) any appointment of a receiver or other proceedings obtained in connection with a judgment obtained against Debtor; or (j) this Note, shall cease to be a legal, valid, binding agreement enforceable against any party executing the document in accordance with the respective terms of the document or shall in any way be terminated or become or be declared ineffective or inoperative.

         3.02. UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT THE LENDER MAY DECLARE THE UNPAID BALANCE OF THIS NOTE TO BE IMMEDIATELY DUE AND PAYABLE WITHOUT NOTICE TO DEBTOR and upon any such declaration, without notice, the Note and all other obligations and indebtedness of the Debtor to the Lender, whether absolute or contingent, direct, present or future, and however evidenced, shall become and shall be immediately due and payable anything in this Note or any of the loan documents to the contrary notwithstanding.

                              4. GENERAL PROVISIONS

         4.01. Lender's Attorneys Fees. If: (a) this Note is referred to an attorney after an Event of Default for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note or any loan document, then the Debtor shall pay to the Lender all costs and expenses and reasonable attorney fees incurred by the Lender in addition to all other amounts due under this Note.

         4.02. No Waiver. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only. No forbearance by Lender in enforcing any of its rights under this Note, nor any renewal, extension, or modification of any payment to be made under this Note, nor any acceptance by Lender of any payment in an amount less than the amount then due under this Note shall constitute a waiver of any of the terms of this Note or of any of Lender's rights under this Note. The Lender shall not by any act of omission or commission be deemed to waive any of its rights or remedies under this Note, or any Event of Default, unless such waiver is in writing and signed and delivered by an authorized officer of the Lender and then only to the extent specifically set forth in the writing. No waiver of any Event of Default shall operate as a waiver of the same Event of Default on a future occasion, or as a waiver of any other Event of Default.

         4.03. Remedies Cumulative. The rights, remedies, and benefits provided to the Lender in this Note shall be cumulative, and shall not be exclusive of any other rights, remedies or benefits allowed by law or equity, and may be exercised either successively or concurrently.

         4.04. Usury. It is the intention of Debtor and Lender to conform strictly to state and federal usury laws applicable to this loan transaction in permitting the highest rate of interest. Accordingly, the aggregate of all interest as determined under applicable law, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum amount of interest permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note, or in any of the documents securing payment of this Note or otherwise relating to this loan transaction then in such event (a)

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the provisions of this paragraph shall govern and control, (b) neither the
Debtor nor the Debtor's successors and assigns or any other party liable for the payment of this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum permitted by law and (c) the Effective Interest Rate shall be automatically subject to reduction to the maximum lawful contract rate allowed under such laws, as now or subsequently construed by courts of appropriate jurisdiction.

         4.05. Joint and Several. The term "Lender" includes any holder of this Note. If more than one party signs, guarantees or acts as a surety for this Note, then the term "Debtor" shall mean all of them and any one of them and their obligations under this Note shall be joint and several.

         4.06. Waivers. The Debtor waives valuation and appraisement, demand, notice of protest or protest, presentment for payment, notice of nonpayment, dishonor and notice of dishonor and all other notices in connection with the exercise or enforcement of the Lender's rights or remedies, or any defense by reason of extension of time, renewals or other indulgences granted by Lender with respect to the Debtor or any of the collateral securing this Note. Debtor consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lender with respect to the payment or other provisions of this Note and consents to the release of any collateral given to secure the payment of this Note or of any part thereof, with or without substitution. Debtor agrees that additional makers, accommodation parties, or guarantors may become parties to this Note without notice to Debtor or affecting Debtor's liability under this Note. The liability to Lender of each person or entity signing this Note shall be absolute and unconditional, without regard to the liability of any other person or entity.

         4.07. Severability. The invalidity of any of the provisions in this Note shall not affect any remaining provisions which can be given effect without the invalid provision. To this end, the provisions of this Note are declared to be severable.

                                 5. DEFINITIONS

         For the purposes of this Note the following terms will have the following meanings:

         5.01. "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Unless otherwise specified to the contrary herein, or the context requires otherwise, Affiliate shall refer to the Debtor's Affiliates.

         5.02. "Banking Day" means any day in which commercial banks are open for general banking business in Detroit and New York.

         5.03. "De Minimis Matters" shall mean environmental or other matters, the existence of which and any liability which may result therefrom, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition or businesses of the Debtor and its Subsidiaries (taken as a whole) or on the ability of the Debtor and Subsidiaries (taken as a whole) to pay their debts, as such debts become due.

         5.04. "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, any items so classified on a balance sheet and any reimbursement obligations in respect of letters of credit, obligations in respect of bankers acceptances, provided, however that for purposes of calculating the aggregate Debt of such Person and its Subsidiaries (if any), the direct and indirect and absolute and contingent obligations of such Person (whether direct or contingent) shall be determined without duplication.

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         5.05. "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

         5.06. "Funded Debt" shall mean shall mean for any Person as of any date of determination, the sum, without duplication, of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capitalized leases as of such date, (c) all obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person as of such date, unless such obligations are secured in full by cash or marketable securities, and (d) all liabilities secured by any lien on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, in each case determined in accordance with GAAP.

         5.07. "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof, consistently applied.

         5.08. "Governmental Authority" shall mean all federal, state and municipal governmental agencies, departments, commissions, boards, courts or other authorities.

         5.09. "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, counter indemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

         5.10. "Guarantor(s)" shall mean each Subsidiary of the Debtor (other than the Insurance Subsidiaries) and each Person otherwise becoming a Subsidiary of the Debtor (other than an Insurance Subsidiary) subsequent to the date hereof or otherwise entering into a Guaranty (by joinder agreement or otherwise) from time to time and shall as of the date of execution of this Agreement consist of the Subsidiaries signing the Guaranty.

         5.11. "Guaranty" shall mean the Guaranty dated today to be made by each of the Guarantors (whether by execution thereof, or by execution of the joinder agreement attached as "Exhibit A" to the form of such Guaranty) in favor Lender, as amended or otherwise modified from time to time.

         5.12. "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

         5.13. "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, provincial, local, foreign or other governmental or

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quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any hazardous, toxic or dangerous waste, substance or material on or about any facilities owned, leased or operated by Debtor or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any state and local laws and regulations pertaining to any hazardous, toxic or dangerous waste, substance or material and/or asbestos; any so-called "superfund" or "superlien" law; and any other federal, state, provincial, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         5.14. "Insurance Subsidiaries" shall mean Savers Property and Casualty Insurance Company, Star Insurance Company, American Indemnity Insurance Co. Ltd., Williamsburg National Insurance Company and any other Subsidiary of Debtor engaged in the issuance of insurance policies.

         5.15. "Interest Rate Protection Agreement" means any interest rate swap, cap, floor, collar, forward rate agreement, foreign currency agreement or other rate protection transaction, or any combination of such transaction or agreements or any option with respect to any such transactions or agreements now existing or hereafter entered into between Company and any Bank or an Affiliate of a Bank. (The term "Bank" shall have the same meaning as provided in the Credit Agreement.)

         5.16. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         5.17. "Investment" shall mean, when used with respect to any Person,
(a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any contingent obligation) in respect of any capital stock, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in stock or other ownership interests in any other Person, including, without limitation, any investment made in exchange for the issuance of shares of stock of such Person.

         5.18. "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, operations, property, or financial condition of the Debtor and its Subsidiaries taken as a whole, (b) the ability of the Debtor to perform its obligations under this Note, or (c) the validity or enforceability of this Note.

         5.19. "Material Subsidiary" shall mean each Subsidiary (a) the purchase price for which was equal to or greater than Two Million Five Hundred Thousand Dollars ($2,500,000) (including in purchase price debt assumed in connection with the acquisition or formation of such Subsidiary) or (b) which has annual revenues equal to or in excess of Four Million Dollars ($4,000,000).

         5.20. "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         5.21. "Pension Plan" shall mean any employee benefit plan or other plan subject to ERISA which is maintained by the Debtor or any Affiliate for employees of Debtor or any Affiliate.

         5.22. "Permitted Acquisition" shall mean (i) any acquisition of a Person within the insurance business for which the purchase price does not exceed Five Hundred Thousand Dollars ($500,000) or (ii) any acquisition by the Debtor or any Subsidiary of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or shares of stock or other ownership interests of another Person, which in the case of this subclause (iii) satisfies and/or is conducted in accordance with the following requirements:

                  (a) Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of the Debtor and its Subsidiaries;

                  (b) The Debtor shall have delivered to the Lender not less than thirty (30) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with pro forma projected financial information;

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                  (c) Both immediately before and after such acquisition no
Event of Default shall have occurred and be continuing;

                  (d) The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the shares of stock or other ownership interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved; and

                  (e) The purchase price for such acquisition (including the assumption of Debt and payments under non-compete agreements) does not exceed Fifteen Million ($15,000,000) for any single acquisition and the aggregate purchase price (computed as aforesaid) for all acquisitions during the term of this Note does not exceed Twenty Five Million Dollars ($25,000,000).

         5.23. "Permitted Investments" shall mean with respect to any Person:

                  (a) Governmental Obligations;

                  (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

                  (c) Banker's acceptances, commercial accounts, demand deposit accounts, certificates of deposit, or depository receipts issued by or maintained with any Bank or a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $100,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by the Company or any of its Subsidiaries in the ordinary course of business;

                  (d) Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

                  (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced;

                  (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above;

                  (g) Securities held in its investment portfolio;

                  (h) Equity interests in entities which are not Subsidiaries to the extent not exceeding $2,500,000 in the aggregate.

         5.24. "Permitted Liens" shall mean with respect to any Person:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's liens or other like Liens arising in the ordinary course of business which are not overdue for a

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         period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature or (ii) the performance of leases permitted hereunder, in each case given or incurred on terms, in amounts and otherwise in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person; and

(f) Liens in favor of Comerica Bank, in its individual capacity and not as Issuing Bank, to secure obligations with respect to letters of credit issued by Comerica Bank for the benefit of such Person (but the total amount of such obligations shall be subject to the provisions of ss.8.06).

         5.25. "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         5.26. "Regulatory Agency" shall mean any state board, commission, department or other regulatory body which regulates insurance companies or insurance holding companies.

         5.27. "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         5.28. "Responsible Officer" shall mean the chief executive officer or the president of the Debtor, or any other officer having substantially the same authority and responsibility; or with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Debtor, or any other officer having substantially the same authority and responsibility.

         5.29. "SAP" shall mean statutory accounting principals formulated by the NAIC and permitted under the laws of Michigan or with respect to any Insurance Subsidiary not incorporated under the laws of Michigan under the laws of such Subsidiary's place of incorporation.

         5.30. "Subordinated Debt" shall mean Debt of the Debtor which has been subordinated in right of payment and priority to Debt in favor of the Banks (as that term is defined in the Credit Agreement).

         5.31. "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust, limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Debtor's Subsidiary(ies).

                        6. REPRESENTATIONS AND WARRANTIES

         Debtor represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties until the final payment in full of this Note and the performance by Debtor of all other obligations under this Note:

         6.01. Corporate Authority. Debtor is a corporation duly organized and existing in good standing under the laws of the State of Michigan; each Subsidiary is a corporation or other business entity duly organized and existing in good standing under the laws of the jurisdiction of its incorporation; and each of the Debtor and its Subsidiaries is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary and where failure to be so qualified would have a material adverse effect on their respective businesses.

         6.02. Due Authorization - Debtor. Execution, delivery and performance of this Note by Debtor are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of the Debtor's organizational documents and, except as have been previously obtained do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority.

         6.03. Due Authorization - Guarantors. Execution, delivery and performance of the Guaranty are within the corporate powers or limited liability company of each such Guarantor, have been duly authorized, are not in contravention of law or the terms of such Guarantor's organizational documents, and, except as have been previously obtained do not require the consent or approval of any governmental body, agency or authority not previously obtained.

         6.04. Taxes. Debtor and each of its Subsidiaries has filed on or before their respective due dates or within the applicable grace periods, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of Debtor or such Subsidiary as may be required by GAAP.

         6.05. No Defaults. There exists no material default under the provisions of any instrument evidencing any indebtedness for borrowed money of the Debtor or any Subsidiary which has not been waived.

         6.06. Enforceability of Note. This Note has been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         6.07. Enforceability of Guaranty. The Guaranty has been duly executed and delivered by the duly authorized officers or members or managers, as the case may be, of the Guarantors and constitute the valid and binding obligations of such Guarantors, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         6.08. Compliance with Laws. The Debtor and each of its Subsidiaries has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) except to the extent that failure to comply therewith would not materially interfere with the conduct of the business of Debtor and each of the Subsidiaries taken as a whole, or would not have a Material Adverse Effect; except for such matters as are not likely to have a Material Adverse Effect, and except as set forth in an attached Schedule there have been no past, and there is no pending or threatened, litigation, action, proceeding or controversy affecting the Debtor or any of the Subsidiaries, and no pending or threatened complaint, notice or inquiry to the Debtor or any of the Subsidiaries, regarding potential liability of the Debtor or any of the Subsidiaries, or any officer, director, agent or employee of the Debtor or any of the Subsidiaries; and, to the knowledge of the Debtor, no facts or situation exists that could form the basis for any such litigation, action, proceeding, controversy, complaint, notice or inquiry.

         6.09. Non-contravention -- Note. The execution, delivery and performance of this Note is not in contravention of the terms of any indenture, agreement or undertaking to which Debtor or any of its Subsidiaries is a party or by which its or their properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

         6.10. Non-contravention -- Guaranty. The execution, delivery and performance of the Guaranty is not in contravention of the terms of any indenture, agreement or undertaking to which any Guarantor or Debtor is a party or by which it or its properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

         6.11. No Litigation. Except for De Minimis Matters or as set forth on
Schedule 6.11, attached, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or to the knowledge of Debtor, affecting Debtor or any Subsidiary (other than any suit, action or proceeding in which Debtor or such Subsidiary is the plaintiff and in which no counterclaim or cross-claim against Debtor or such Subsidiary has been filed), nor has Debtor or any Subsidiary or any of its or their officers, members, managers, or directors, as the case may be, been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer, member, manager or director is or may be entitled to indemnification by Debtor or a Subsidiary, as applicable, which suits, if resolved adversely to Debtor, such Guarantor or such Subsidiary, are reasonably likely to have a Material Adverse Effect. Except as set forth on an attached Schedule, there is not outstanding against Debtor or any Subsidiary any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is Debtor or any Subsidiary in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would reasonably be expected to have a Material Adverse Effect.

         6.12. Consents, Approvals and Filings, Etc. Except as have been previously obtained, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by Debtor of this Note; (ii) by any Guarantor, of the Guaranty. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of Debtor threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

         6.13. Agreements Affecting Financial Condition. Neither the Debtor nor any Subsidiary is party to any agreement or instrument or subject to any charter or other corporate restriction which has a Material Adverse Effect.

         6.14. No Investment Company or Margin Stock. Neither the Debtor nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Debtor nor any Subsidiary is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock.

         6.15. ERISA. Neither Debtor nor any Subsidiary maintains or contributes to any Pension Plan subject to Title IV of ERISA, and there is no accumulated funding deficiency within the meaning of ERISA, or any existing liability with respect to any of the Pension Plans owed to the Pension Benefit Guaranty Corporation or any successor thereto, and no "reportable event" or "prohibited transaction", as defined in ERISA, has occurred with respect to any Pension Plan, and all such Pension Plans are in material compliance with the requirements of the Internal Revenue Code and ERISA.

         6.16. Conditions Affecting Business or Properties. Neither the respective businesses nor the properties of Debtor nor any Subsidiary is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God or other casualty (whether or not covered by insurance).

         6.17. Environmental and Safety Matters. Except as set forth in an attached Schedule and except for such matters as are not likely to have a Material Adverse Effect:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Debtor or any of its Subsidiaries, have been, and continue to be, owned or leased by the Debtor and the Subsidiaries in material compliance with all Hazardous Material Laws;

                  (b) to the best knowledge of the Debtor, there have been no past, and there are no pending or threatened

                           (i)claims, complaints, notices or requests for information received by the Debtor or any of its Subsidiaries with respect to any alleged violation of any Hazardous Material Law, or

                           (ii)complaints, notices or inquiries to the Debtor or any of its Subsidiaries regarding potential liability under any Hazardous Material Law; and

                  (c) no conditions exist at, on or under any property now or previously owned or leased by the Debtor or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Hazardous Material Law.

         6.18. Subsidiaries. As of the this date, the Debtor has no Subsidiaries (other than Insurance Subsidiaries) which are not parties to the Guaranty.

         6.19. Liens. There are no security interest in, liens, mortgages, or other encumbrances on and no financing statements on file with respect to any of the property owned, pledged, mortgaged or otherwise encumbered (or to be encumbered) by Debtor or any of its Subsidiaries except for Liens permitted pursuant to Section 8.2 of the Credit Agreement and those liens disclosed in
Schedule 6.19, attached.

         6.20. Accuracy of Information. (a) Each of the Debtor's financial statements previously furnished to Lender has been prepared in accordance with GAAP and is complete and correct in all material respects and fairly presents (subject to year-end audit adjustments in the case of interim statements) the financial condition of Debtor and the results of its operations for the periods covered thereby.

                  (b) Since December 31, 1999 there has been no material adverse change in the financial condition of Debtor or its Subsidiaries taken as a whole; to the best knowledge of Debtor, neither Debtor nor any of its Subsidiaries has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the December 31, 1999 balance sheets, as applicable, and at the present time there are no unrealized or anticipated losses from any present commitment of Debtor or any of its Subsidiaries which in the aggregate is likely to have a Material Adverse Effect.

                            7. AFFIRMATIVE COVENANTS

         Debtor covenants and agrees that it will, and, as applicable, it will cause each of its Subsidiaries, until the final payment in full of this Note and the performance by the Debtor of all other obligations under this Note:

         7.01. Financial Statements. Furnish to the Lender:

                  (a) as soon as available and in any event within one hundred twenty (120) days after the end of each of Debtor's fiscal years, (i) a copy of Debtor's consolidated financial statements for each fiscal year including consolidated balance sheets as of the end of such fiscal year and related consolidated statements of income and retained earnings for such fiscal year, each prepared in accordance with GAAP, cash flows, and audited by independent certified public accountants selected by Debtor and (ii) a copy of Debtor's consolidating financial statements for each fiscal year including consolidating balance sheets as of the end of such fiscal year and related consolidating statements of income, cash flows and retained earnings for such fiscal year, each prepared in accordance with GAAP and certified by an officer of Debtor;

                  (b) as soon as available and in any event within sixty (60) days after the end of each fiscal quarter, a copy of Debtor's consolidated and consolidating financial statements for such fiscal quarter, including consolidated and consolidating balance sheets as of the end of such fiscal quarter and the related statements of income, cash flows and retained earnings for such fiscal quarter, each prepared in accordance with generally accepted accounting principles and practices consistently applied and certified (subject to year-end audit adjustments) by an officer of Debtor;

                  (c) as soon as available and in any event within forty five
(45) days after the end of each fiscal quarter (excluding the fourth fiscal quarter of each fiscal year), a copy of each Insurance Subsidiary's financial statements for such fiscal quarter, including a balance sheet as of the end of such fiscal quarter and the related statements of income, cash flows and retained earnings for such fiscal quarter, each prepared in accordance with SAP and certified by an officer of the applicable Insurance Subsidiary;

                  (d) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of each Insurance Subsidiary, a copy of such Insurance Subsidiary's financial statements for such fiscal year, including a balance sheet as of the end of such fiscal year and the related statements of income, cash flows and retained earnings for such fiscal year, each prepared in accordance with SAP and certified by an officer of the applicable Insurance Subsidiary;

                  (e) as soon as available, copies of all financial statements related to Debtor and/or any of its Subsidiaries filed with any Regulatory Agency;

                  (f) copies of Debtor's reports on Form 8-K (as soon as available), 10-Q (within sixty days after the end of each fiscal quarter of Debtor) and 10-K (within one hundred twenty days after the end of each fiscal year of Debtor) filed with the federal Securities and Exchange Commission;

                  (g) as soon as available and to the extent not previously furnished to Lender, copies of all reports with respect to Debtor and/or any of its Subsidiaries prepared by any Regulatory Agency or rating agency;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP, or SAP, as applicable, throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein).

         7.02. Financial Compliance Certificate. Furnish to Lender within sixty days after and as of the end of each quarter, a Financial Compliance Certificate substantially in the form of Schedule 7.02, attached.

         7.03. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Debtor.

         7.04. Conduct of Business and Maintenance of Existence.

                  (a) Continue to engage solely in the business as now conducted by it and preserve, renew and keep in full force and effect its existence;

                  (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to; and

                  (c) comply with this Note and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         7.05. Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate.

         7.06. Notices. Promptly, but in no event more than five (5) Banking Days, give written notice to the Lender of:

                  (a) the occurrence of any Event of Default of which the Debtor or any Subsidiaries has knowledge;

                  (b) any litigation, investigation or proceeding which may exist at any time between the Debtor or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

                  (c) the following events, as soon as possible and in any event within 30 days after the Debtor knows or has reason to know thereof: (i) the occurrence or expected occurrence of any "reportable event" as defined in ERISA with respect to any Pension Plan, or any withdrawal from or the termination, reorganization or insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or the Debtor or any Multiemployer Plan with respect to the withdrawal from or the terminating, reorganization or insolvency of any Pension Plan;

                  (d) a material adverse change in the business, operations, property, or financial condition of the Debtor or any of its Subsidiaries taken as a whole;

                  (e) promptly after becoming aware of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position which could reasonably be expected to have a Material Adverse Effect upon the Debtor (or any such tax position taken by the Debtor) setting forth the details of such position and the financial impact thereof.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Debtor proposes to take with respect thereto.

         7.07. Hazardous Material Laws.

         (a) Use and operate all of its facilities and properties in material compliance with all material Hazardous Material Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

         (b) Promptly notify Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries received by the Debtor or any of its Subsidiaries of a material nature relating to its facilities and properties or compliance with Hazardous Material Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Lender any actions and proceedings relating to compliance with Hazardous Material Laws to which the Debtor or any of its Subsidiaries is named as a party;

         (c) Provide such information and certifications which Lender may reasonably request from time to time to evidence compliance with this Section.

         7.08. Taxes. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not have a Material Adverse Effect.

         7.09. Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance: (i) by Debtor, of this Note; and (ii) by each of the Subsidiaries, of the Guaranty.

         7.10. Compliance with ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code, including, but not limited to, the minimum funding requirements of any Pension Plan.

         7.11. ERISA Notices. Promptly notify Lender upon the occurrence of any of the following events:

                  (a) the termination of any Pension Plan subject to Subtitle C of Title IV of ERISA;

                  (b) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA;

                  (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA;

                  (d) the failure of the Debtor or any Subsidiary to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

                  (e) the withdrawal of the Debtor or any Subsidiary from any multiemployer plan (as defined in Section 3(37) of ERISA; or

                  (f) the occurrence of a "reportable event" which is required to be reported by the Debtor under Section 4043 of ERISA or a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code which is likely to have a Material Adverse Effect.

         7.12. Future Subsidiaries.

         With respect to each Person which becomes a Material Subsidiary subsequent to the date of this Note (other than an Insurance Subsidiary), on the date such new Material Subsidiary is created or acquired, cause such new Material Subsidiary to execute and deliver to the Lender, a joinder agreement whereby such Material Subsidiary becomes obligated as a Guarantor under the Guaranty.

                              8. NEGATIVE COVENANTS

         Debtor covenants and agrees that, until the final payment in full of this Note and the performance by Debtor and the Subsidiaries of all other obligations under this Note, it will not, and will not permit any of the Subsidiaries, to:

         8.01. Limitation on Mergers, or Sale of Assets. Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                  (a) inventory leased or sold in the ordinary course of business;

                  (b) obsolete or worn out property, property no longer useful in the conduct of Debtor's or any Subsidiary's business or property from closed offices, in each case disposed of in the ordinary course of business; and

                  (c) mergers in which the Debtor (if the Debtor is a party thereto) or a Subsidiary is the surviving corporation and which otherwise meet the definition of "Permitted Acquisition".

         8.02. Restricted Payments. Declare or make, or permit any Subsidiary to, declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, "Distributions") on account of any membership interests or any shares of any class of its capital stock, as applicable, or purchase, redeem or otherwise acquire for value any membership interests or any shares of its capital stock, as applicable, or any warrants, rights or options to acquire such shares or membership interests, now or hereafter outstanding; except:

                  (a) Debtor's Subsidiaries may make Distributions to Debtor;

                  (b) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, Distributions by Debtor to its shareholders during any single fiscal year (together with redemptions of Debtor's stock during such fiscal year) not exceeding five percent (5%) of Debtor's contributed equity capital (determined in accordance with GAAP) determined as of the last day of the fiscal year preceding such fiscal year.

         8.03. Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Debtor or any Subsidiary unless such transaction is otherwise permitted under this Note, is in the ordinary course of the Debtor's or such Subsidiary's business and is upon fair and reasonable terms no less favorable to the Debtor or such Subsidiary than it would obtain in a comparable arms length transaction with a Person not a Subsidiary.

         8.04. Reinsurance Contracts. Enter into any reinsurance contract with any Person for an amount that exceeds 10% of the aggregate dollar value of such reinsurance contract unless such Person (i) has a rating of at least A- as determined by A.M. Best Company, (ii) has a rating of at least A by Standard & Poor's, (iii) is a syndicate in Lloyds of London or (iv) is a reinsurer which has provided security to collateralize its obligations in compliance with applicable insurance regulations.

         8.05. Investment Portfolio. Permit or suffer any material change in either the quality of its investments or its investment policies.

         8.06. Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:


                  a. Indebtedness in respect of the Notes, the Letters of Credit and other obligations of the Company or any Subsidiary under the Credit Agreement not exceeding $50,000,000 through September 30, 2000 and not exceeding $40,000,000 thereafter (unless otherwise consented to by Lender in writing, which consent shall not be unreasonably withheld or delayed).


                  b. any Debt of Debtor existing as of this date (other than the Indebtedness to Comerica Bank, as Agent under the Credit Agreement which is permitted only to the extent set forth in ss. 8.06 (a)) and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

                  c. Debt of the Company or a Subsidiary other than pursuant to ss. 8.06 (a) and ss. 8.06 (b) to finance the acquisition of fixed or capital assets(whether pursuant to a loan or a Capitalized Lease) in an aggregate amount not exceeding $2,000,000 at any time outstanding, and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

                  d. Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with ss. 7.08;

                  e. Debt in respect to letters of credit issued by Comerica Bank in its individual capacity and not as Issuing Bank in favor of Company or any of its Subsidiaries (but only to the extent such indebtedness, when aggregated with the Revolving Credit Aggregate Commitment, shall not exceed the caps set forth in ss. 8.06 (a));

                  f. current unsecured trade, utility or nonextraordinary accounts payable (including without limitation, short term Debt owed to vendors) arising in the ordinary course of Company's or such Subsidiary's businesses;

                  g. Subordinated Debt not exceeding $10,000,000 in the aggregate and subject to the condition that such other Subordinated Debt is pari passu with Debtor's indebtedness to Lender;

                  h. Indebtedness under any Interest Rate Protection Agreements;

                  i. intercompany loans from the Company to wholly owned Subsidiaries, but only to the extent permitted under the applicable terms and limitations of the Credit Agreement;

                  j. Funded Debt assumed pursuant to a Permitted Acquisition, provided that such Debt was not entered into, extended or renewed in contemplation of such acquisition (including Debt secured by Liens permitted by ss.8.06 (c)), provided that the aggregate amount of all such Debt shall not exceed $6,000,000 (excluding in such calculation the letter of credit assumed in connection with the Pending Acquisition) at any one time outstanding;

                  k. additional Debt not exceeding $600,000 in aggregate principal amount at any one time outstanding.

                  l. Indebtedness by Liberty Premium Financing, Inc. ("Liberty") of up to $6,000,000 under a working capital line of credit secured by a lien on the premium receivables of Liberty.

         8.07. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  a. Permitted Liens;

                  b. Liens securing Debt permitted by ss.8.06 (c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and
         (iv) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

                  c. any Lien securing indebtedness assumed pursuant to a Permitted Acquisition, provided that such Lien is limited to the property so acquired, and was not entered into, extended or renewed in contemplation of such acquisition;

                  d. Liens in favor of Agent, under the Credit Agreement as security for the Indebtedness as defined in the Credit Agreement);

                  e. attachments, judgments and other similar Liens, for sums not exceeding, in the aggregate, $500,000 (excluding any portion thereof which is covered by adequate insurance with a reputable carrier and which insurer has accepted a tender of defense and indemnification without reservation of rights) arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings);

                  f. other Liens, existing on the Effective Date, set forth on
         Schedule 6.19.

         8.08. Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except pursuant to the Revolving Credit Loan Documents or this Note; guarantees of debts of Affiliates in the ordinary course of business or guarantees set forth in Schedule 8.08, attached.

         8.09. Acquisitions. Other than Permitted Acquisitions, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

         8.10. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities, of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) Permitted Investments;

                  (b) extensions of trade credit in the ordinary course of business;

                  (c) (i) loans and advances to officers and employees for relocation expenses which are required to be repaid within one year of the date made and (ii) other loans and advances to officers and employees of the Company or any Subsidiary in the ordinary course of business in an aggregate amount, not to exceed $250,000 at any one time outstanding; and

                  (d) intercompany loans, advances or Investments to Company's Subsidiaries;

                  (e) Permitted Acquisitions permitted pursuant to ss. 8.09.

                  (f) Loan disclosed on Schedule 8.10.

In valuing any Investments for the purpose of applying the limitations set forth in this ss .8.10 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

         8.11. Prepayment of Debts. Prepay, purchase, redeem or defease any Debt for money borrowed or any capital leases excluding, (a) prepayments of Debtor's outstanding indebtedness under the Credit Agreement, (b) prepayments of this Note and (c) prepayments, purchases and redemptions of Debt in an aggregate amount not exceeding $500,000 during any single fiscal year of Company.

         8.12. Limitations on subordinated Debt. Amend or modify any document evidencing Debt subordinate to the indebtedness evidenced by this Note (which is not 'Subordinated Debt'), or make any payment with respect to such subordinated Debt (which is not 'Subordinated Debt') except for regularly scheduled payments of principal and interest.

                               9. INDEMNIFICATION

         Debtor shall pay, indemnify, defend, and hold Lender and its officers, directors, employees, counsel, agents and attorneys-in-fact (each , an "Indemnified Person") harmless to the fullest extent permitted by law from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonably attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith as and when they are incurred and irrespective of whether suit is brought, at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Note and any other related documents, or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Note, any other related document, or the use of the proceeds of the credit provided hereunder, irrespective of whether any Indemnified Person is a party thereto, or any act, omission, event or circumstance in any manner related thereto, all of the foregoing, collectively, the "Indemnified Liabilities". Debtor shall have no obligation to any Indemnified Person with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Note and the repayment of the debt.

                                 10. ASSIGNMENT

         This Note shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Note or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be void. No consent by Lender to an assignment of this Note shall release Debtor from its obligations hereunder. Lender may assign this Note and its right and duties hereunder and no consent or approval by Debtor is required in connection with any such assignment. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. To the extent that Lender assigns its rights and obligations hereunder to a third person, Lender thereafter shall be released from such assigned obligations to Debtor and such assignment shall effect a novation between the Debtor and such third person.

                                    11. VENUE

         All actions or proceedings arising in connection with this Note and the other related documents shall be tried and litigated only in the State and Federal courts located in the County of New York, State of New York, or, at the sole option of the Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. The Debtor hereby waives to the extent permitted by applicable law, any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this provision.

                                12. NEW YORK LAW

         This Note has been delivered for value in New York, and shall be deemed executed in the State of New York. The liability of the Debtor shall be governed by, construed and enforced according to the laws of the State of New York.

                              13. SUBORDINATED DEBT

               THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN CASH IN FULL OF THE SENIOR INDEBTEDNESS (AS DEFINED IN THE SUBORDINATION AGREEMENT BETWEEN THE PAYEE HEREOF AND COMERICA BANK, AS AGENT, DATED AS OF JULY 27, 2000) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT BY DEBTOR AND THE PAYEE HEREOF IN FAVOR OF COMERICA BANK, AS AGENT.

                            14. WAIVER OF JURY TRIAL

         LENDER AND DEBTOR KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVE ALL CONSTITUTIONAL AND ALL OTHER RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CROSS-CLAIM OR COUNTERCLAIM (1) ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE OR ANY OTHER DOCUMENT CONTEMPLATED BY THIS NOTE, (2) RELATING DIRECTLY OR INDIRECTLY TO TRANSACTIONS UNDER THIS NOTE, OR (3) WHICH RELATES IN ANY WAY TO THE CONDUCT OF THE LOAN OR ANY OTHER RELATIONSHIP BETWEEN DEBTOR AND LENDER. LENDER AND DEBTOR AGREE THAT ANY LITIGATION BETWEEN OR AMONG DEBTOR AND LENDER SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. LENDER AND DEBTOR SHALL NOT ATTEMPT TO CIRCUMVENT THIS WAIVER BY SEEKING TO CONSOLIDATE LAWSUITS, OR BY ANY OTHER PROCEDURE.


Witness:                              "DEBTOR"

_________________________             MEADOWBROOK INSURANCE GROUP, INC.,
                                      a Michigan corporation


                                      By:__________________________________
                                         William J. Lohmeyer III
                                         Its: Senior Vice President and Chief
                                              Financial Officer
                                      Federal Tax I.D. No.:  38-2626206


                                      Accepted:

                                      ATLANTIC MUTUAL INSURANCE COMPANY,
                                      a New York corporation


                                      By:__________________________________
                                      Cornelius E. Golding
                                      Senior Vice President & Chief
                                      Financial Officer

                                   SCHEDULE 1

                        MEADOWBROOK INSURANCE GROUP, INC.

                     COVENANT COMPLIANCE REPORTING WORKSHEET
                               AS OF JUNE 30, 2000

I.  DEFINITIONS/CALCULATIONS

    Funded Debt

    Defined as the Sum of:
    ----------------------------------------------------------------------------------------------------------------------------
             Outstanding balance under $60MM Facility
    ----------------------------------------------------------------------------------------------------------------------------
      +      Short & Long term contract debt and lease obligations
    ----------------------------------------------------------------------------------------------------------------------------
      +      Letters of Credit (except those secured by cash or marketable securities)
    ----------------------------------------------------------------------------------------------------------------------------
    TOTAL FUNDED DEBT:                                                                                             A          0
    ----------------------------------------------------------------------------------------------------------------------------

    Adj. EBITDA:
    ----------------------------------------------------------------------------------------------------------------------------
      +     EBITDA from MIG (Holding Co. only)                                                                                0
    ----------------------------------------------------------------------------------------------------------------------------
      +     EBITDA from Meadowbrook, Inc.; Crest, ASI, TPA; and any unregulated subsidiaries                                  0
    ----------------------------------------------------------------------------------------------------------------------------
      +     50%  EBITDA from American Indemnity Insurance Co. LTD                                                             0
    ----------------------------------------------------------------------------------------------------------------------------
      +     100% of amount available for distribution to MIG from Star and insurance subs not owned by Star                   0
    ----------------------------------------------------------------------------------------------------------------------------
      +     Cash dividends paid by Star and insurance subs not owned by Star                                                  0
    ----------------------------------------------------------------------------------------------------------------------------
    TOTAL ADJUSTED EBITDA:                                                                                         B          0
    ----------------------------------------------------------------------------------------------------------------------------

    Adjusted EBITDA is calculated on a rolling four quarter basis:
                                                             (A)           (B)         (C)            (D)               (A-D)
    Period                                                  Q399          Q499         Q100          Q200               Total
    -----------------------------------------------------------------------------------------------------------
    EBITDA from:
                                                                                                                  ----------------
    MIG (Holding Co. only)                                                                                                      0
                                                       --------------------------------------------------------   ----------------
    Mead., Inc., ASI, Crest & and any unreg. subs.                                                                              0
                                                       --------------------------------------------------------   ----------------
    50% of American Indemnity                                                                                                   0
                                                       --------------------------------------------------------   ----------------
    Amount available for distribution from Star & ins
       subs not owned by Star                                                   0            0               0                  0
                                                       --------------------------------------------------------   ----------------
    Distribution from insurance subsidiaries                       0            0            0               0                  0
                                                       --------------------------------------------------------   ----------------
    TOTAL ADJUSTED EBITDA                                          0            0            0               0                  0
    -----------------------------------------------------------------------------------------------------------   ----------------

    Note: At first repricing date after an acquisition, neither EBITDA of the acquired company nor funded debt associated with the acquisition will be factored into the calculation. At subsequent repricings (during first twelve months of acquisition), the aforementioned funded debt and EBITDA (annualized) will be included in the calculation.



II. SECTION 7.11A MINIMUM STATUTORY SURPLUS-STAR AND ANY INSURANCE SUBSIDIARY NOT OWNED BY STAR

                                                            STAR                              OTHER
                                                       -----------------------------------------------
    Surplus at 3-31-99 x.85
                                                       -----------------------------------------------
      +    Capital contributions and equity insurance
                                                       -----------------------------------------------
      +    proceeds from 4-1-99 & thereafter
                                                       -----------------------------------------------
                              Required                           0               0                0
                                                       -----------------------------------------------
                              Actual
                                                       -----------------------------------------------

II. SECTION 7.9 MINIMUM BASE NET WORTH

    Tested: Quarterly

    Defined at end of quarter to be tested as:
    --------------------------------------------------------------------------------------------------------------------
    GAAP net book value of all Meadowbrook Insurance Group Inc. and subsidiaries
    --------------------------------------------------------------------------------------------------------------------

    Required Net Worth:
    --------------------------------------------------------------------------------------------------------------------
    Base GAAP Net Worth
    --------------------------------------------------------------------------------------------------------------------
    +   75% of cumulative consolidated GAAP net income from 6/30/99 and thereafter                                    0
    --------------------------------------------------------------------------------------------------------------------
    +   100% of cash proceeds of equity issued
    --------------------------------------------------------------------------------------------------------------------
    Total Required                                                                                                    0
    --------------------------------------------------------------------------------------------------------------------
                                                                                                       Actual:



III. SECTION 7.12 MAXIMUM FUNDED DEBT/ TOTAL CAPITALIZATION

    Tested on a rolling 4 quarter basis

    ------------------------------------------------------------------------------------------------------------------------------
    TOTAL FUNDED DEBT:                                                                                       A                  0
    ------------------------------------------------------------------------------------------------------------------------------

    Divided by the sum of
    Total Capitalization:
    ------------------------------------------------------------------------------------------------------------------------------
    Net Worth  GAAP Book Value
    ------------------------------------------------------------------------------------------------------------------------------
    + Funded Debt as defined above                                                                                              0
    ------------------------------------------------------------------------------------------------------------------------------
    + Subordinated notes payable which meet the requirement for exclusion under funded debt
    ------------------------------------------------------------------------------------------------------------------------------
    TOTAL CAPITALIZATION                                                                                     C                  0
    ------------------------------------------------------------------------------------------------------------------------------
    TOTAL                                                                                                    A/C          #DIV/0!
    ------------------------------------------------------------------------------------------------------------------------------

    Max. Funded Debt/ Total Cap            #DIV/0!
                                       ----------------
    Required: < or = .40:1.0  9/30/99-9/29/01
                     .35:1.0  9/30/01 and thereafter


IV. SECTION 7.10 MINIMUM FIXED CHARGE COVERAGE

    Tested on a rolling 4 quarter basis

    -------------------------------------------------------------------------------------------------------------------------------
    TOTAL ADJUSTED EBITDA:                                                                                         B             0
    -------------------------------------------------------------------------------------------------------------------------------

    Divided by the sum of
    Fixed Charges:
    -------------------------------------------------------------------------------------------------------------------------------
    Current Maturities of MIG                                                                                                    0
    -------------------------------------------------------------------------------------------------------------------------------
    + interest expense for MIG                                                                                                   0
    -------------------------------------------------------------------------------------------------------------------------------
    + dividends paid or payable by MIG and/or operating subsidiaries                                                             0
    -------------------------------------------------------------------------------------------------------------------------------
    + stock repurchases by MIG 7/1/99 and thereafter                                                                             0
    -------------------------------------------------------------------------------------------------------------------------------
    + Earn-out pay'ts paid in cash net of pay'ts paid by ins subs that don't reduce inc or limit div ability                     0
    -------------------------------------------------------------------------------------------------------------------------------
    TOTAL FIXED CHARGES:                                                                                           D             0
    -------------------------------------------------------------------------------------------------------------------------------
    TOTAL                                                                                                          B/D     #DIV/0!
    -------------------------------------------------------------------------------------------------------------------------------

    Ameritrust Insurance Corporation

                                             (A)             (B)             (C)            (D)             (A-D)
    Period                                  Q399            Q499            Q100            Q200            Total
    ---------------------------------------------------------------------------------------------------------------
    Gross Written Premiums                                                                                       0
                                      -----------------------------------------------------------------------------
    + Reinsurance Prem. Assumed                                                 0              0                 0
                                      -----------------------------------------------------------------------------
    - Reinsurance Prem. Ceded                                                                                    0
                                      -----------------------------------------------------------------------------
    Net Written Premiums                        0               0               0              0                 0
                                      -----------------------------------------------------------------------------
    Statutory Surplus *
    ---------------------------------------------------------------------------------------------------------------

    *calculated on a SAP basis

    Gross Written Premium/ Surplus         #DIV/0!                     Net Written Premium/ Surplus        #DIV/0!
                                       ----------------                                               ------------------
    Required: < or = 3.50:1.0                                          Required: < or = 2.50:1.0


    Williamsburg National Insurance Company

                                             (A)             (B)             (C)            (D)             (A-D)
    Period                                  Q399            Q499            Q100            Q200            Total
    ---------------------------------------------------------------------------------------------------------------
    Gross Written Premiums                                                                                       0
                                       ----------------------------------------------------------------------------
    + Reinsurance Prem. Assumed                                 0               0              0                 0
                                       ----------------------------------------------------------------------------
    - Reinsurance Prem. Ceded                                                                                    0
                                       ----------------------------------------------------------------------------
    Net Written Premiums                        0               0               0              0                 0
                                       ----------------------------------------------------------------------------
    Statutory Surplus *
    ---------------------------------------------------------------------------------------------------------------

    *calculated on a SAP basis

    Gross Written Premium/ Surplus         #DIV/0!                     Net Written Premium/ Surplus        #DIV/0!
                                       ----------------                                               ------------------
    Required: < or = 3.50:1.0                                          Required: < or = 2.50:1.0
                                       ----------------                                               ------------------


VI. SECTION 7.11 RISK BASED CAPITAL RATE

    Tested: Annually - upon receipt of the annual statutory statements for Star
                          Insurance Company and each insurance subsidiary not owned by Star

    Star Insurance Company and each insurance subsidiary not owned by Star, will maintain a ratio of total adjusted capital to the Company action level of at least 175%

    --------------------------------------------------------------------------------------------------------------------
    ACTUAL                                             12/31/98        12/3199         12/31/00                12/31/01
    --------------------------------------------------------------------------------------------------------------------
    Star
    --------------------------------------------------------------------------------------------------------------------
    Williamsburg                                                           N/A
    --------------------------------------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------------------------------------
    REQUIRED                                           12/31/98        12/3199         12/31/00                12/31/01
    --------------------------------------------------------------------------------------------------------------------
    Star
    --------------------------------------------------------------------------------------------------------------------
    Williamsburg                                                           N/A
    --------------------------------------------------------------------------------------------------------------------

    Fixed charges are calculated on a rolling four quarter basis:

                                                         (A)             (B)            (C)              (D)              (A-D)
    Period                                              Q399            Q499            Q100            Q200              Total
    -----------------------------------------------------------------------------------------------------------------------------
    Current Maturities of MIG                                                                                                  0
                                                       --------------------------------------------------------------------------
    Interest expense for MIG                                                                                                   0
                                                       --------------------------------------------------------------------------
    Dividends paid or payable by MIG &/or op. subs.                                                                            0
                                                       --------------------------------------------------------------------------
    + Stock repurchases by MIG from 7/1/99 and
          thereafter                                                        0              0                 0                 0
                                                       --------------------------------------------------------------------------
    + Earn-out payments paid in cash net of payments
          paid by insurance subsidiaries that do not
          reduce net income or dividending ability                                                                             0
                                                       --------------------------------------------------------------------------
    TOTAL FIXED CHARGES                                     0               0              0                 0                 0
    -----------------------------------------------------------------------------------------------------------------------------

    Min. Fixed Charge Coverage             #DIV/0!
                                       ----------------
    Required: > or = 1.50:1.0   9/30/99 - 12/30/99
                     1.75:1.0  12/31/99 -   3/30/00
                     2.00:1.0   3/31/00 and thereafter

V. SECTION 7.13 MAXIMUM GROSS/ NET WRITTEN PREMIUM/ STATUTORY SURPLUS

    Tested: Quarterly on a rolling 4 quarter basis.

    Star Insurance Company:                          0

                                             (A)             (B)             (C)            (D)             (A-D)
    Period                                  Q399            Q499            Q100            Q200            Total
    ----------------------------------------------------------------------------------------------------------------
    Gross Written Premiums                                                                                        0
                                       -----------------------------------------------------------------------------
    + Reinsurance Prem. Assumed                                                  0              0                 0
                                       -----------------------------------------------------------------------------
    - Reinsurance Prem. Ceded                                                                                     0
                                       -----------------------------------------------------------------------------
    Net Written Premiums                         0               0               0              0                 0
                                       -----------------------------------------------------------------------------
    Statutory Surplus *
    ----------------------------------------------------------------------------------------------------------------

    *calculated on a SAP basis

    Gross Written Premium/ Surplus         #DIV/0!                     Net Written Premium/ Surplus        #DIV/0!
                                       ----------------                                               ------------------
    Required: < or = 3.50:1.0                                          Required: < or = 2.50:1.0

    Savers Property and Casualty

                                             (A)             (B)             (C)            (D)             (A-D)
    Period                                  Q399            Q499            Q100            Q200            Total
    ----------------------------------------------------------------------------------------------------------------
    Gross Written Premiums                                                                                        0
                                       -----------------------------------------------------------------------------
    + Reinsurance Prem. Assumed                                                                 0                 0
                                       -----------------------------------------------------------------------------
    - Reinsurance Prem. Ceded                                                                                     0
                                       -----------------------------------------------------------------------------
    Net Written Premiums                         0               0               0              0                 0
                                       -----------------------------------------------------------------------------
    Statutory Surplus *                                                          0              0                 0
    ----------------------------------------------------------------------------------------------------------------

    *calculated on a SAP basis

    Gross Written Premium/ Surplus         #DIV/0!                     Net Written Premium/ Surplus        #DIV/0!
                                       ----------------                                               ------------------
    Required: < or = 3.50:1.0                                          Required: < or = 2.50:1.0

                                  SCHEDULE 1.1

                               APPLICABLE MARGINS


- -----------------------------------------------------------------------------------------------------------------------------------

    BASIS FOR PRICING              LEVEL I              LEVEL II             LEVEL III            LEVEL IV              LEVEL V
- -----------------------------------------------------------------------------------------------------------------------------------
Fixed Charge Coverage       Greater than or equal to    >1.10 to 1.0       >1.50 to 1.0            >2.0 to 1.0          >2.5 to 1.0
Ratio (and with respect to           1.10                   and                 and                    and                  and
Levels IV and V, Funded                                 Greater than       Greater than            Greater than         Funded Debt
Debt to Total                                         or equal to 1.50    or equal to 2.0        or equal to 2.5       to Total Cap
Capitalization)                                            to 1.0             to 1.0                 to 1 and            < .15 to 1
                                                                                                 Funded Debt to
                                                                                              Total Capitalization
                                                                                                   < .35 to 1.0
- -----------------------------------------------------------------------------------------------------------------------------------
Eurocurrency Margin                  2.50%            2.25%                2.00%               1.65%                 1.25%
- -----------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.11

                                   LITIGATION

The Company is unaware of any litigation which would have a Material Adverse Effect, except as disclosed on its 10-K filing with the United States Securities and Exchange Commission ("SEC") and as updated in the company's 10-Q filing with the SEC.

                                  SCHEDULE 6.19

                                 PERMITTED LIENS


                       Secured Party                       Filing No.                   Collateral
                       -------------                       ----------                   ----------

1.)      Vanguard Financial Service Corp.                   D185645           Leased Business Machinery/Equipment

2.)      Ervin Leasing Company                              D085257           Leased Business Machinery/Equipment
                                                            D074415
                                                            D077414
                                                            D077413
                                                            D019253
                                                            D473056
                                                            D473055

3.)      Comerica Leasing Corporation                       C983181           Leased Computer Equipment
                                                            C991910
                                                            D019319
                                                            C958151
                                                            C943390
                                                            C929141

4.)      Pitney Bowes Credit Corporation                    C936496           Equipment

5.)      Ikon Office Solutions                              D411057           Leased Communications Equipment

6.)      NBD Equipment Finance, Inc.                        C328249           Leased Business Machinery/Equipment

7.)      Andover Capital Group, Inc.                        D566257           Leased Computer Equipment
                                                            D516440

8.)      Liberty Premium Finance, Inc.

                                  SCHEDULE 7.02

                        FINANCIAL COMPLIANCE CERTIFICATE


To:      Atlantic Mutual Insurance Company

         Re:      Subordinated Promissory Note dated as of July ___, 2000

         This Financial Compliance Certificate ("Report") is furnished pursuant to Section 7.02 of the Note and sets forth various information as of _____________, _____ (the "Computation Date").

         1. Base Net Worth. On the Computation Date, Base Net Worth which is required to be not less than $______________, was $________________ as computed in the supporting documents attached hereto as Schedule 1.

         2. Fixed Charge Coverage. On the Computation Date, the Fixed Charge Coverage Ratio, which is required to be not less than _____ to 1.0 as of the fiscal quarter then ending was to 1.0 as computed in the supporting documents attached as Schedule 1.

         3. Risk- Based Capital Ratio. On the Computation Date, the ratio of Total Adjusted Capital to Company Action Level RBC, which is required to be not more than _______% as of the fiscal quarter then ending was _______, as computed in the supporting documents attached hereto as Schedule 1.

         4. Funded Debt to Total Capitalization Ratio. On the Computation Date, the Funded Debt to Total Capitalization Ratio which is required to be not more than to 1.0 as of the fiscal quarter then ending, was _______ to 1.0, as computed in the supporting documents attached hereto as Schedule 1.


         5. Net Premium and Gross Premium Ratios. On the Computation Date, the Net Premium Ratio, which is required to be not more than __________ 1.0 was ______________ to 1.0 and the Gross Premium Ratio which is required to be not more than __________ to 1.0 was __________ to 1.0 as computed in the supporting documents attached as Schedule 1.

         6. Minimum Statutory Surplus. On the Computation Date, Minimum Statutory Surplus which was required to be not less than $________ was $________ as computed in the supporting documents attached as Schedule 1.

         7. Interest Due. Debtor's calculation of the next interest payment due is attached as Schedule 2.

         The undersigned officer of Company hereby certifies that:

A. All of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

B. As of the Computation Date, the Company and its Subsidiaries have observed and performed all of their covenants and other agreements contained in the Note to be observed, performed and satisfied by them.

C. I have reviewed the Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

D. Except as stated in Schedule 1 hereto (which shall describe any existing Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Debtor), no Event or Default has occurred and is continuing on the date of this Report.


Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Note (or the Credit Agreement referred to in the Note, as the case may be).

         IN WITNESS WHEREOF, Debtor has caused this Report to be executed and delivered by its duly authorized officer this ___ day of _______________,
________.


                                     MEADOWBROOK INSURANCE GROUP, INC.



                                     By:______________________________________

                                     Its:_____________________________________

                                   SCHEDULE 2

                        MEADOWBROOK INSURANCE GROUP, INC.

                         INTEREST CALCULATION WORKSHEET
                               AS OF JUNE 30, 2000

- -----------------------------------------------------------------------------------------
                      Interest     Effective      Effective           O/S
- -----------------------------------------------------------------------------------------
                          Rate          from          until       Balance       Interest
- -----------------------------------------------------------------------------------------
              1
- -----------------------------------------------------------------------------------------
              2
- -----------------------------------------------------------------------------------------
              3
- -----------------------------------------------------------------------------------------
              4
- -----------------------------------------------------------------------------------------
          Total
- -----------------------------------------------------------------------------------------

                                  SCHEDULE 8.08

                             SCHEDULE OF GUARANTIES


The Renaissance Insurance Agency, Inc. ("Renaissance") entered into a lease with Steven A. Cohen, Trustee of CEA Wellesley Trust, whereby Renaissance leased certain premises for the operations of the Renaissance Agency Alliance. The lease is for 10 years commencing on January 1, 1999. Meadowbrook, Inc. and Cochrane & Porter Insurance Agency, Inc., a Massachusetts insurance agency, executed a Lease Guaranty guaranteeing the lease obligation of Renaissance.

                                  SCHEDULE 8.10

                                  OFFICER LOANS

At December 31, 1999, the Company held a $720,462 Demand Note receivable, including $59,462 of accrued interest, from Robert S. Cubbin and Kathleen D. Cubbin. This Demand Note arose from a transaction in late 1998 whereby the Company loaned Robert S. Cubbin and Kathleen D. Cubbin funds to exercise 64,718 common stock options to cover the exercise price and associated tax withholdings. The Demand Note provided for interest at the Company's borrowing rate which was 8.5% at December 31, 1999. The Demand Note is due on demand on or after January 1, 2002. The loan is collateralized by 64,718 shares of the Company's common stock, pursuant to a Stock Pledge Agreement.